Exhibit 99.1

Investors
Trey Huffman
404-748-6219
huffmanal@elnk.com

Media
Randi Drinkwater
404-709-3404
randi.drinkwater@elnk.com

EARTHLINK REPORTS STRONG THIRD QUARTER 2016 RESULTS INCLUDING THIRD CONSECUTIVE QUARTER OF POSITIVE NET INCOME

Results Feature Strong Financial Performance and Successful Launch of SD-WAN Solution

Announces $1.1 Billion Merger Agreement with Windstream

•                  Revenue of $235.1 million

•                  Net income of $0.2 million

•                  Adjusted EBITDA of $50.5 million

•                  Net cash provided by operating activities of $47.5 million

•                  Unlevered Free Cash Flow of $30.2 million

•                  Ending cash balance of $59.0 million

•                  Redeemed and repurchased $90.4 million of outstanding 8.875% debt

ATLANTA, GA — November 7, 2016 - EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK), a leading network services provider dedicated to delivering great customer experiences, today announced financial results for its third quarter of 2016.

“EarthLink delivered another quarter of solid operational and financial results in the third quarter,” said EarthLink CEO Joe Eazor. “We launched our SD-WAN product and have signed new deals with customers who are excited about EarthLink’s Concierge Service supporting this important new technology. The combination of EarthLink’s robust SD-WAN capability coupled with this proactive support model has been very impactful in the early days of our introduction.

Eazor continued, “We are also excited to announce that we have signed a definitive agreement to merge with Windstream in an all-stock transaction valued at approximately $1.1 billion that will create a stronger, more competitive company. We look forward to partnering with Windstream upon the close of the transaction in the first half of 2017 and capitalizing on this outstanding strategic fit.”

More information on the transaction is available here: http://ir.earthlink.net/.

Third Quarter 2016 Financial Summary

				Second	Third
Figures in US $ millions,	Third Quarter			Quarter	Quarter
except per share	2015	2016	Change	2016	2016	Change
Revenues
Enterprise/Mid-Market	$110.0	$98.0	(11.0)%	$97.6	$98.0	0.4%
Small Business	72.9	53.7	(26.3)%	57.3	53.7	(6.3)%
Carrier/Transport	34.2	35.6	4.1%	35.1	35.6	1.4%
Consumer Services	53.8	47.8	(11.0)%	50.4	47.8	(5.0)%
Total Revenue	270.9	235.1	(13.2)%	240.4	235.1	(2.2)%

Gross Margin	148.5	125.6	(15.4)%	129.4	125.6	(2.9)%

Operating Expenses	90.8	79.0	(13.0)%	76.9	79.0	2.7%

Net Income (Loss)	(10.5)	0.2	NM	4.1	0.2	(95.1)%
Net Income (Loss) per share	(0.10)	—	(100.0)%	0.04	—	(100.0)%

Adjusted EBITDA (1)	61.4	50.5	(17.8)%	56.6	50.5	(10.8)%

Capital Expenditures	22.0	20.4	(7.3)%	16.6	20.4	22.9%

Cash	87.6	59.0	(32.6)%	76.8	59.0	(23.2)%

Gross Debt Outstanding (2)	513.9	435.9	(15.2)%	466.9	435.9	(6.6)%

Net Cash Provided by Operating Activities	74.0	47.5	(35.8)%	40.3	47.5	17.9%

Unlevered Free Cash Flow (1)	39.4	30.2	(23.4)%	39.9	30.2	(24.3)%

(1) Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

(2) Gross debt excludes unamortized debt issuance costs, unamortized debt discount and capital leases.

NM — Percentage is not meaningful

Revenue and Gross Margin

•                  Total revenue was $235.1 million during the third quarter of 2016, a decline of 13.2% from the prior year quarter and 2.2% from the prior sequential quarter.

•                  During the third quarter of 2015, the Company discontinued certain IT services product offerings, and during the first quarter of 2016, the Company sold certain assets related to its IT services product offerings. Total revenue during the second and third quarters of 2016 did not include any revenue related to these product offerings, compared to $11.4 million during the third quarter of 2015.

•                  Total revenue during the third quarter of 2016 did not include any favorable settlements or one-time items, compared to $1.2 million of favorable items during the third quarter of 2015 and $0.7 million of favorable items during the second quarter of 2016.

•                  Gross margin during the third quarter of 2016 was $125.6 million, compared to $148.5 million in the third quarter of 2015 and $129.4 million in the second quarter of 2016. Cost of revenue in the third quarter of 2016 included $3.6 million of favorable settlements, compared to $3.3 million in the third quarter of 2015 and $3.7 million in the second quarter of 2016. Gross margin during the second and third quarters of 2016 did not include any gross margin related to the aforementioned IT services product offerings, compared to $6.4 million during the third quarter of 2015.

Net Income (Loss) and Adjusted EBITDA

•                  Net income was $0.2 million during the third quarter of 2016. This compares to a net loss of $(10.5) million in the third quarter of 2015 and net income of $4.1 million in the second quarter of 2016. Net income during the third quarter of 2016 includes a $4.4 million loss on extinguishment of debt and $3.4 million of pretax gains on the sale of businesses.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $50.5 million in the third quarter of 2016. This compares to $61.4 million in the third quarter of 2015 and $56.6 million during the second quarter of 2016.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $47.5 million during the third quarter of 2016. This compares to net cash provided by operating activities of $74.0 million in the third quarter of 2015 and $40.3 million in the second quarter of 2016.

•                  Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $30.2 million during the third quarter of 2016. This compares to Unlevered Free Cash Flow of $39.4 million in the third quarter of 2015 and $39.9 million in the second quarter of 2016.

•                  EarthLink ended the third quarter of 2016 with $59.0 million in cash.

•                  During the third quarter of 2016, the Company redeemed $90.0 million aggregate principal amount of its Senior Notes. The Company used $34 million in existing cash, $50 million in term loan proceeds and $10 million in revolving credit facility borrowings to fund the redemption, premium and accrued interest. During the third quarter of 2016, the Company also repurchased $0.4 million of its Senior Notes on the open market and made $0.6 million of quarterly principal payments on its term loan.

•                  During the third quarter of 2016, the Company completed its acquisition of Boston Retail Partners.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles. Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 4 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Due to the merger agreement with Windstream announced this morning, EarthLink has cancelled its third quarter 2016 earnings conference call and webcast that was previously scheduled for Monday, November 7, 2016, at 8:30 a.m. ET.  EarthLink will instead participate in a discussion of the merger transaction as well as both companies’ third quarter 2016 results during a joint conference call and webcast with Windstream scheduled for Monday, November 7, 2016 at 8:30 a.m. ET.

Interested parties in the United States can access the call by dialing 1-877-374-3977, conference ID 99942553, fifteen minutes prior to the start time. International participants should dial 1-253-237-1161.

Webcast

A live webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A replay of the call will be available from 1:00 p.m. ET on November 7, 2016 through 1:00 p.m. ET on November 14, 2016. The replay can be accessed by dialing 1-855-859-2056, conference ID 99942553. International participants should dial 1-404-537-3406. The webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) is a leading network services provider dedicated to delivering great customer experiences in a cloud connected world. We help thousands of multi-location businesses securely establish critical connections in the cloud. Our solutions for cloud and hybrid networking, security and compliance, and unified communications provide the cost-effective performance and agility to serve customers anytime, anywhere, via any channel, or any device. We operate a nationwide network spanning 29,000+ fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP coverage. To learn why thousands of specialty retailers, restaurants, franchisors, financial institutions, healthcare providers, professional service firms, local governments, residential consumers and other carriers choose to connect with us, visit us at www.earthlink.com, @earthlink, on LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This document includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results, including results relating to the expected timing and benefits of the proposed transaction, to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct, and the actual results relating to the matters set forth in this document could be materially different from and worse than our expectations.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite Windstream and EarthLink stockholder approvals; the ability to satisfy the conditions to consummation of the transaction, including to obtain governmental and regulatory approvals required for the proposed transaction; the risk that required governmental and regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could cause the parties to abandon the proposed transaction or materially impact the financial benefits of the proposed transaction; timing to consummate the proposed transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on issues related to the proposed transaction; dividend policy changes for the combined company; the future cash requirements of the combined company; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. These risks and uncertainties, as well as other or new risks and uncertainties that may emerge from time to time impacting the proposed transaction or the combined company, are not intended to represent a complete list of all risks and uncertainties inherent in the proposed transaction or the business of the combined company. There can be no assurance that the proposed transaction will in fact be consummated in the manner described, or at all.  You should not place undue reliance on these forward-looking statements, which speak only as of the date or this document. These risks and uncertainties should be read in conjunction with the more detailed cautionary statements and risk factors included in EarthLink’s and Windstream’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Unless legally required, EarthLink and Windstream undertake no obligation, and each expressly disclaims any such obligation, to any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties to which the forward-looking statements are subject additionally include, without limitation: (1) that we may not be able to execute our strategy to successfully transition to a leading managed network, security and cloud services provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to increase revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (4) that failure to achieve operating efficiencies and otherwise reduce costs would adversely affect our results of operations and cash flows; (5) that we may have to undertake further restructuring plans that would require additional charges; (6) that we may be unable to successfully divest non-strategic products, which could adversely affect our results of operations; (7) that acquisitions we complete could result in operating difficulties, dilution, increased liabilities, diversion of management attention and other adverse consequences, which could adversely affect our results of operations; (8) that we face significant competition in our business markets, which could adversely affect our results of operations; (9) that failure to retain existing customers could adversely affect our results of operations and cash flows; (10) that decisions by legislative or regulatory authorities, including the Federal Communications Commission, relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that the continued decline in switched access and reciprocal compensation revenue will adversely affect our results of operations; (13) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (14) that if our larger carrier customers terminate the service they receive from us, our wholesale revenue and results of operations could be adversely affected; (15) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (16) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (17) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (18) that our consumer business is dependent on the availability of third-party network service providers; (19) that we face significant competition in the Internet access industry that could reduce our profitability; (20) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (21) that lack of regulation governing wholesale Internet service providers could adversely affect our operations; (22) that cyber security breaches could harm our business; (23) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (24) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (25) that our business depends on effective business support systems and processes; (26) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that we may not be able to protect our intellectual property; (29) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (30) that unfavorable general economic conditions could harm our business; (31) that government regulations could adversely affect our business or force us to change our business practices; (32) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (33) that we may be required to recognize impairment charges on our goodwill and other intangible assets, which would adversely affect our results of operations and financial position; (34) that we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our business and industry; (36) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (37) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (38) that we may reduce, or cease payment of, quarterly cash dividends; (39) that our stock price may be volatile; (40) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (41) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016.

NO OFFER OR SOLICITATION

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

EarthLink and Windstream plan to submit the proposed transaction to their respective stockholders for their consideration. In connection with the proposed transaction, Windstream plans to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the shares to be issued in the proposed transaction and a preliminary and definitive joint proxy statement for the stockholders of EarthLink and Windstream (the “Joint Proxy Statement”) and each of EarthLink and Windstream plan to mail the Joint Proxy Statement to their respective stockholders and file other documents regarding the proposed transaction with the SEC. The definitive Registration Statement and the Joint Proxy Statement will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Registration Statement, the Joint Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by EarthLink or Windstream with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

EarthLink, Windstream, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about EarthLink’s directors and executive officers is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2016, and information about Windstream’s directors and executive officers is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2016.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016

Revenues	$270,904	$235,125	$837,015	$729,744
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	122,391	109,540	378,901	335,680
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	90,775	79,056	280,382	237,393
Depreciation and amortization	46,502	32,569	141,489	106,339
Restructuring, acquisition and integration-related costs (1)	5,486	2,844	14,836	9,136
Total operating costs and expenses	265,154	224,009	815,608	688,548
Income from operations	5,750	11,116	21,407	41,196
Gain on sale of businesses (2)	—	3,401	—	9,128
Interest expense and other, net	(11,731)	(9,877)	(39,780)	(31,810)
Loss on extinguishment of debt (3)	(2,482)	(4,365)	(9,734)	(4,823)
Income (loss) before income taxes	(8,463)	275	(28,107)	13,691
Income tax provision	(2,060)	(45)	(2,821)	(1,479)
Net income (loss)	$(10,523)	$230	$(30,928)	$12,212

Net income (loss) per share
Basic	$(0.10)	$—	$(0.30)	$0.12
Diluted	$(0.10)	$—	$(0.30)	$0.11

Weighted average common shares outstanding
Basic	103,737	105,505	103,228	105,090
Diluted	103,737	108,994	103,228	108,344

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2015	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$91,296	$58,977
Accounts receivable, net of allowance of $3,537 and $2,941 as of December 31, 2015 and September 30, 2016, respectively	74,724	70,920
Prepaid expenses	14,187	14,880
Other current assets	9,724	8,672
Total current assets	189,931	153,449
Property and equipment, net	372,504	333,507
Goodwill	137,751	141,887
Other intangible assets, net	25,325	3,315
Other long-term assets	9,141	11,482
Total assets	$734,652	$643,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,442	$19,672
Accrued payroll and related expenses	50,532	22,377
Other accrued liabilities	64,305	65,365
Deferred revenue	40,229	37,122
Current portion of long-term debt and capital lease obligations	6,787	4,401
Total current liabilities	180,295	148,937
Long-term debt and capital lease obligations	505,613	438,109
Long-term deferred income taxes, net	3,876	4,448
Other long-term liabilities	22,022	25,539
Total liabilities	711,806	617,033

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2015 and September 30, 2016	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 200,207 and 201,842 shares issued as of December 31, 2015 and September 30, 2016, respectively, and 103,880 and 105,515 shares outstanding as of December 31, 2015 and September 30, 2016, respectively	2,002	2,018
Additional paid-in capital	2,026,638	2,018,171
Accumulated deficit	(1,260,937)	(1,248,725)
Treasury stock, at cost, 96,327 shares as of December 31, 2015 and September 30, 2016	(744,857)	(744,857)
Total stockholders’ equity	22,846	26,607
Total liabilities and stockholders’ equity	$734,652	$643,640

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2016	2016
Net income (loss)	$(10,523)	$4,115	$230
Interest expense and other, net	11,731	10,824	9,877
Income tax provision	2,060	483	45
Depreciation and amortization	46,502	33,571	32,569
Stock-based compensation expense	3,635	4,075	3,995
Restructuring, acquisition and integration-related costs (1)	5,486	3,279	2,844
Gain on sale of businesses (2)	—	—	(3,401)
Loss on extinguishment of debt (3)	2,482	226	4,365
Adjusted EBITDA (4)	$61,373	$56,573	$50,524

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2016	2016
Net income (loss)	$(10,523)	$4,115	$230
Interest expense and other, net	11,731	10,824	9,877
Income tax provision	2,060	483	45
Depreciation and amortization	46,502	33,571	32,569
Stock-based compensation expense	3,635	4,075	3,995
Restructuring, acquisition and integration-related costs (1)	5,486	3,279	2,844
Gain on sale of businesses (2)	—	—	(3,401)
Loss on extinguishment of debt (3)	2,482	226	4,365
Purchases of property and equipment	(22,011)	(16,635)	(20,356)
Unlevered Free Cash Flow (4)	$39,362	$39,938	$30,168

Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2016	2016
Net cash provided by operating activities	$73,962	$40,308	$47,522
Income tax provision	2,060	483	45
Non-cash income taxes	(151)	(224)	(2)
Interest expense and other, net	11,731	10,824	9,877
Amortization of debt discount and debt issuance costs	(849)	(861)	(713)
Restructuring, acquisition and integration-related costs (1)	5,486	3,279	2,844
Changes in operating assets and liabilities	(30,951)	2,677	(9,001)
Purchases of property and equipment	(22,011)	(16,635)	(20,356)
Other, net	85	87	(48)
Unlevered Free Cash Flow (4)	$39,362	$39,938	$30,168

Net cash used in investing activities	$(22,011)	$(16,635)	$(26,288)
Net cash used in financing activities	$(51,690)	$(7,553)	$(39,090)

EARTHLINK HOLDINGS CORP.

Supplemental Schedules of Segment Information (5)

(in thousands)

The following table presents segment results for the three and nine months ended September 30, 2015 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Enterprise/Mid-Market
Revenues	$110,051	$97,972	$338,809	$300,247
Cost of revenues (excluding depreciation and amortization)	54,574	51,314	167,062	153,384
Gross margin	55,477	46,658	171,747	146,863
Small Business
Revenues	72,876	53,722	230,577	173,124
Cost of revenues (excluding depreciation and amortization)	34,059	25,953	106,577	82,892
Gross margin	38,817	27,769	124,000	90,232
Carrier/Transport
Revenues	34,190	35,575	101,606	106,768
Cost of revenues (excluding depreciation and amortization)	14,839	16,393	46,124	47,146
Gross margin	19,351	19,182	55,482	59,622
Consumer
Revenues	53,787	47,856	166,023	149,605
Cost of revenues (excluding depreciation and amortization)	18,919	15,880	59,138	52,258
Gross margin	34,868	31,976	106,885	97,347
Total Segments
Revenues	270,904	235,125	837,015	729,744
Cost of revenues (excluding depreciation and amortization)	122,391	109,540	378,901	335,680
Gross margin	$148,513	$125,585	$458,114	$394,064

The following table presents a reconciliation of segment gross margin to consolidated income (loss) before income taxes for the three and nine months ended September 30, 2015 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Gross margin	$148,513	$125,585	$458,114	$394,064
Operating costs and expenses:
Selling, general and administrative expenses	90,775	79,056	280,382	237,393
Depreciation and amortization	46,502	32,569	141,489	106,339
Restructuring, acquisition and integration-related costs	5,486	2,844	14,836	9,136
Total operating costs and expenses	142,763	114,469	436,707	352,868
Income from operations	5,750	11,116	21,407	41,196
Gain on sale of businesses	—	3,401	—	9,128
Interest expense and other, net	(11,731)	(9,877)	(39,780)	(31,810)
Loss on extinguishment of debt	(2,482)	(4,365)	(9,734)	(4,823)
Income (loss) before income taxes	$(8,463)	$275	$(28,107)	$13,691

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016

Monthly recurring revenues	$240,360	$205,285	$739,480	$641,380
Usage revenues	24,284	19,791	77,082	63,520
Equipment revenues	3,617	3,906	11,276	11,960
Non-recurring and other revenues	2,643	6,143	9,177	12,884
Total revenues	$270,904	$235,125	$837,015	$729,744

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	September 30,	June 30,	September 30,
	2015	2016	2016

Number of employees at end of period (6)	2,144	1,875	1,902

EARTHLINK HOLDINGS CORP.

Consumer Operating Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2016	2016

Average narrowband subscribers (7)	466,000	434,000	427,000
Average broadband subscribers (7)	298,000	264,000	244,000
Average consumer subscribers (7)	764,000	698,000	671,000

ARPU (8)	$23.48	$24.04	$23.76
Churn rate (9)	1.7%	1.6%	1.6%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

(1)         Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016

Integration-related costs	$1,526	$2,736	$4,501	$6,412
Severance, retention and other employee costs	2,986	547	6,935	2,105
Facility-related costs	974	(630)	3,400	428
Transaction costs	—	191	—	191
Restructuring, acquisition and integration-related costs	$5,486	$2,844	$14,836	$9,136

Restructuring, acquisition and integration-related costs consist of costs related to the Company’s restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversions and integration-related consulting and employee costs. The Company is also undertaking a long-term network optimization project designed to consolidate traffic onto network facilities operated by the Company and reduce the usage of other carriers’ networks. Integration-related costs associated with this initiative include costs to migrate traffic to lower cost circuits and to terminate existing contracts prior to their expiration; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect business combinations, such as advisory, legal, accounting, valuation and other professional fees.

(2)         On February 1, 2016, the Company sold certain assets related to its IT services product offerings. The primary purpose of the sale was to simplify operations and provide more flexibility to invest in new capabilities and services to drive growth in the Company’s core business. The purchase price in the transaction was $29.6 million, subject to post-closing contingencies that could increase or decrease the purchase price by up to $5.0 million. The Company received $26.6 million of cash upon completion of the sale. The other $3.0 million of consideration was deposited into an escrow account to fund potential indemnification obligations. The Company recognized a pretax gain of $6.3 million and recorded a $2.0 million deferred gain for contingent consideration. The carrying amount of the IT services assets was $17.5 million, which included $11.4 million of property and equipment, $2.3 million of goodwill, $3.5 million of other intangible assets and $0.3 million of other assets and liabilities.

Total revenue of the Company’s IT services business was $11.4 million during the three months ended September 30, 2015, of which $7.7 million was Enterprise/Mid-Market revenue and $3.7 million was Small Business revenue. There was no IT services revenue during the three months ended September 30, 2016. Total revenue of the Company’s IT services business was $34.9 million and $3.4 million during the nine months ended September 30, 2015 and 2016, respectively, of which $23.5 million and $2.3 million, respectively, was Enterprise/Mid-Market revenue and $11.4 million and $1.1 million, respectively, was Small Business revenue.

On July 15, 2016, the Company sold approximately 12,000 consumer customer relationships to one of its network providers for $3.8 million of cash and recognized a pretax gain of $2.8 million. The carrying amount of the disposed assets was $1.0 million.

(3)         During the nine months ended September 30, 2015 and 2016, the Company redeemed and repurchased $126.1 million and $97.4 million, respectively, outstanding principal of its 8.875% Senior Notes due 2019 and recorded $9.7 million and $4.8 million, respectively, for losses on extinguishment of debt. The losses primarily consisted of premiums paid on the Company’s debt repayments, the write-off of unamortized discount on debt and the write-off of unamortized debt issuance costs.

(4)         In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial performance measures used by management are Adjusted EBITDA and Unlevered Free Cash Flow, as discussed below.

Management believes that these non-GAAP financial performance measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude the effect of non-operational items, such as restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt and non-cash items, such as depreciation and amortization and stock-based compensation expense. Management believes that excluding the effects of certain non-operational and non-cash items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. Management also believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

There are limitations to using these non-GAAP financial performance measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt. Management uses Adjusted EBITDA to evaluate the performance of our business and for strategic planning and forecasting. Adjusted EBITDA is also used in incentive compensation arrangements and is a factor in calculating debt covenants.

Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt, less cash used for purchases of property and equipment. Unlevered Free Cash Flow is used by management to evaluate the performance of our business and to assess our ability to fund capital expenditures, make strategic acquisitions, service and repay debt and pay dividends.

(5)         The Company reports segment information along the same lines that its Chief Operating Decision Maker reviews its operating results in assessing performance and allocating resources. The Company’s Chief Operating Decision Maker is its Chief Executive Officer. The Company’s reportable segments are strategic business units that are aligned around distinct customer categories to optimize operations. The Company operates the following four reportable segments:

•                  Enterprise/Mid-Market. The Company’s Enterprise/Mid-Market segment provides a broad range of data, voice and managed network services to distributed multi-site business customers.

•                  Small Business. The Company’s Small Business segment provides a broad range of data, voice and managed network services to small, often single-site business customers.

•                  Carrier/Transport. The Company’s Carrier/Transport segment provides transmission capacity and other data, voice and managed network services to telecommunications carriers and large enterprises.

•                  Consumer. The Company’s Consumer segment provides nationwide Internet access and related value-added services to residential customers.

The Company evaluates performance of its segments based on segment gross margin. Segment gross margin includes revenues from external customers and related cost of revenues. Costs excluded from segment gross margin include selling, general and administrative expenses, depreciation and amortization, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, gain on sale of business, interest expense and other, net, and loss on extinguishment of debt, as they are not considered in the measurement of segment performance.

(6)         Represents full-time equivalents.

(7)         Consumer average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

(8)         Consumer ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(9)         Consumer churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.